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EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 27, 2006, except Notes 13, 15, and 16 (for 2005) as to which the date is June 4, 2007, with respect to the consolidated financial statements and schedules of GMH Communities Trust included in GMH Communities Trust's Annual Report on Form 10-K for the year ended December 31, 2007 incorporated by reference in Amendment No. 1 to the Registration Statement (S-4 No. 333-150059) and related Prospectus of American Campus Communities, Inc. for the registration of 5,449,832 shares of its common stock.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania April 22, 2008

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  EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm